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EXHIBIT 10.24


                                 AMENDMENT NO. 1
                                     TO THE
                           CHARTER ONE FINANCIAL, INC.
                      1997 STOCK OPTION AND INCENTIVE PLAN
               (AS AMENDED AND RESTATED EFFECTIVE APRIL 23, 2002)


      WHEREAS, Charter One Financial, Inc., a Delaware corporation (the "Company") amended and restated the Charter One Financial, Inc. 1997 Stock Option and Incentive Plan effective as of April 23, 2002 (the "Plan"); and

      WHEREAS, the Company desires to further amend the Plan to prohibit the repricing, or cancellation and replacing, of Awards under the Plan without shareholder approval; and

      WHEREAS, Section 13 of the Plan authorizes the Board of Directors of the Company to amend the Plan at any time.

      NOW THEREFORE, the Plan is hereby amended as follows:

      1. Section 13(b) of the Plan is amended deleting the existing paragraph in its entirety and substituting in lieu thereof the revised paragraph, as follows:

                  (b) The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Award; however, the Committee may not (i) amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise herein provided, or (ii) reprice or, cancel and replace, any Awards under the Plan without prior shareholder approval.

      2. THIS AMENDMENT IS EFFECTIVE AND SHALL BE DEEMED PART AND PARCEL OF THE PLAN AS OF JANUARY 21, 2003, THE DATE OF ITS ADOPTION BY THE BOARD.

      3. TO THE EXTENT THAT ANY PROVISION CONTAINED IN THIS AMENDMENT IS INCONSISTENT WITH ANY OF THE TERMS, PROVISIONS OR CONDITIONS OF THE PLAN, THE TERMS, PROVISIONS AND CONDITIONS OF THIS AMENDMENT SHALL BE DEEMED CONTROLLING. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Plan.